Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH'S FOURTH QUARTER FISCAL 2022 RESULTS

DEMONSTRATE IMPROVING PROFITABILITY AND CASH FLOW;

PROVIDES FISCAL 2023 GUIDANCE

BERWYN, Pa. – May 18, 2022 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its fourth quarter and fiscal 2022, which ended March 31, 2022.

Fourth Quarter Fiscal 2022

•
Net sales of $386.7 million
•
Operating income of $38.8 million with operating margin of 10%; adjusted operating income of $43.0 million with adjusted operating margin of 11%
•
Net loss of $10.6 million, or ($0.16) per share; adjusted net income of $25.6 million, or $0.39 per diluted share
•
Cash flow provided by operations of $33.0 million; free cash flow of $29.1 million

Fiscal 2022

•
Net sales of $1.5 billion
•
Operating income of $104.3 million with operating margin of 7%; adjusted operating income of $135.0 million with adjusted operating margin of 9%
•
Net loss of $42.8 million, or ($0.66) per share; adjusted net income of $51.8 million, or $0.79 per diluted share
•
Cash flow used in operations of $137.0 million; free cash use of $156.7 million

Fiscal 2023 Guidance

•
Net sales between $1.2 billion - $1.3 billion
•
Earnings per diluted share of between $0.40 - $0.60
•
Cash used in operations of ($30.0) million to ($40.0) million, includes core cash flow from operations of between $30.0 million - $45.0 million

“TRIUMPH continued to deliver improving operating margin and cash flow, both sequentially and year over year, thanks to our talented and dedicated global team.” stated Dan Crowley, TRIUMPH’s chairman, president and chief executive officer. “We are pleased to provide financial outlook for fiscal 2023 powered by the diversity of our people, our highly engineered products, and the programs and markets we serve. With a growing and profitable backlog, TRIUMPH is well positioned to benefit from continued strength in military and freighter markets and the anticipated recovery in commercial aviation production and aftermarket demand over the next several years.”

“Mr. Crowley continued, “During fiscal 2022 we completed several important milestones including divesting our build to print metallic structures businesses, completing 747 production and streamlining our organizational structure to reduce cost and enhance communication and efficiencies. In fiscal 2023 we will expand our investment in operations, products and people to maximize value for all stakeholders.”

Fourth Quarter Fiscal 2022 Overview

Excluding divestitures and sunsetting programs, sales for the fourth quarter of fiscal 2022 were down 2% organically from the prior year period due to declines in commercial widebody production and timing of military OEM deliveries, partially offset by increases in commercial narrow body production.

Fourth quarter operating income of $38.8 million includes $8.6 million of restructuring costs related to our structures facility exits and $4.3 million reduction of prior period losses on sales of assets and businesses. Cost of sales benefited from the Aviation Manufacturing Jobs Protection Program by $11.4 million in the quarter. Net loss for the fourth quarter of fiscal 2022 was $10.6 million, or ($0.16) per share and includes $32.0 million non-cash pension settlement charge on the partial annuitization of pension benefits. On an adjusted basis, net income was $25.6 million, or $0.39 per diluted share.

TRIUMPH’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(9.8)	$(10.6)	$(0.16)
Gain on sale of assets and businesses, net	(4.3)	(4.3)	(0.07)
Restructuring costs (cash)	6.3	6.3	0.10
Restructuring costs (non-cash)	2.3	2.3	0.04
Pension charges	32.0	32.0	0.49
Adjusted Income from Continuing Operations - non-GAAP *	$26.4	$25.6	$0.39

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the fourth quarter of 2022 was 65.4 million.

Adjusting for the pending Stuart divestiture, backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.42 billion, up 6% from the prior year, primarily on commercial narrow body platforms.

For the fourth quarter of fiscal 2022, cash flow provided by operations was $33.0 million.

Outlook

The Company's outlook reflects adjustments detailed in the attached tables and assumes a first quarter of fiscal 2023 closure on our Stuart facility divestiture and the resolution of the related customer advances.

Based on anticipated aircraft production rates, the Company expects net sales for fiscal 2023 will be approximately $1.2 billion to $1.3 billion.

The Company expects GAAP fiscal 2023 earnings per diluted share of $0.40 to $0.60.

The Company expects fiscal 2023 cash used in operations of ($30.0) million to ($40.0) million, including core cash flow from operations of approximately $30.0 million to $45.0 million and core free cash flow of approximately break-even to $15.0 million.

Conference Call

TRIUMPH will hold a conference call today, May 18th, at 8:30 a.m. (ET) to discuss the fourth quarter of fiscal 2022 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from May 18th to May 25th by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #5049523.

About TRIUMPH

TRIUMPH, headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF OPERATIONS	2022	2021	2022	2021
Net sales	$386,651	$466,833	$1,459,942	$1,869,719
Cost of sales (excluding depreciation shown below)	284,722	359,598	1,073,063	1,476,266
Selling, general & administrative	49,295	53,773	202,070	215,962
Depreciation & amortization	9,600	20,515	49,635	93,334
Impairment of long-lived assets and goodwill	2,308	—	2,308	252,382
Restructuring costs	6,264	20,477	19,295	53,224
(Gain) loss on sale of assets and businesses, net	(4,335)	58,682	9,294	104,702
Operating income (loss)	38,797	(46,212)	104,277	(326,151)
Interest expense and other, net	30,801	39,053	135,861	171,397
Debt extinguishment loss	—	—	11,624	—
Non-service defined benefit expense (income)	17,754	(12,244)	(5,373)	(49,519)
Income tax expense	817	498	4,923	2,881
Net loss	$(10,575)	$(73,519)	$(42,758)	$(450,910)
Loss per share - basic:
Net loss	$(0.16)	$(1.27)	$(0.66)	$(8.55)
Weighted average common shares outstanding - basic	64,640	57,920	64,538	52,739
Loss per share - diluted:
Net loss	$(0.16)	$(1.27)	$(0.66)	$(8.55)
Weighted average common shares outstanding - diluted	64,640	57,920	64,538	52,739
Dividends declared and paid per common share	$—	$—	$—	$—

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited March 31, 2022	Audited March 31, 2021
Assets
Cash and cash equivalents	$240,878	$589,882
Accounts receivable, net	178,663	194,066
Contract assets	101,828	134,638
Inventory, net	361,692	400,366
Prepaid and other current assets	19,437	19,206
Assets held for sale	60,104	216,276
Current assets	962,602	1,554,434
Property and equipment, net	169,050	211,369
Goodwill	513,722	521,638
Intangible assets, net	84,850	102,453
Other, net	30,476	61,041
Total assets	$1,760,700	$2,450,935
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,268	$5,247
Accounts payable	161,534	179,473
Contract liabilities	171,763	204,379
Accrued expenses	207,420	271,160
Liabilities related to assets held for sale	57,519	58,108
Current liabilities	601,504	718,367
Long-term debt, less current portion	1,586,222	1,952,296
Accrued pension and post-retirement benefits, noncurrent	301,303	384,256
Deferred income taxes, noncurrent	7,386	7,491
Other noncurrent liabilities	51,708	207,378
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,629,279 and 64,488,674 shares issued	64	64
Capital in excess of par value	973,112	978,272
Treasury stock, at cost, 14,897 and 303,673 shares	(96)	(12,606)
Accumulated other comprehensive loss	(463,354)	(530,192)
Accumulated deficit	(1,297,149)	(1,254,391)
Total stockholders' deficit	(787,423)	(818,853)
Total liabilities and stockholders' deficit	$1,760,700	$2,450,935

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Fiscal Year Ended March 31
	2022	2021
Operating Activities
Net loss	$(42,758)	$(450,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	49,635	93,334
Impairment of long-lived assets	2,308	252,382
Amortization of acquired contract liability	(5,870)	(38,564)
Loss on sale of assets and businesses	9,294	104,702
Curtailments, settlements, and special termination benefits loss, net	52,005	—
Other amortization included in interest expense	9,047	23,759
Provision for credit losses	452	4,853
Provision (benefit) for deferred income taxes	25	(176)
Share-based compensation	9,782	12,701
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	2,822	126,294
Contract assets	702	46,841
Inventories	25,642	35,412
Prepaid expenses and other current assets	(1,122)	(310)
Accounts payable, accrued expenses, and contract liabilities	(189,412)	(330,992)
Accrued pension and other postretirement benefits	(58,597)	(51,692)
Other, net	(971)	(753)
Net cash used in operating activities	(137,016)	(173,119)
Investing Activities
Capital expenditures	(19,660)	(25,178)
Proceeds from sale of assets and businesses	224,518	15,888
Investment in joint venture	(2,101)	—
Purchase of facility related to divested businesses	(21,550)	—
Net cash provided by (used in) investing activities	181,207	(9,290)
Financing Activities
Net decrease in revolving credit facility	—	(400,000)
Proceeds from issuance of long-term debt	107	713,900
Retirement of debt and finance lease obligations	(380,009)	(160,035)
Payment of deferred financing costs	(400)	(20,716)
Sales of common stock	—	145,383
Premium on redemption of First Lien Notes	(9,108)	—
Repurchase of shares for share-based compensation minimum tax obligation	(3,249)	(1,285)
Net cash (used in) provided by financing activities	(392,659)	277,247
Effect of exchange rate changes on cash	(536)	9,581
Net change in cash and cash equivalents	(349,004)	104,419
Cash and cash equivalents at beginning of period	589,882	485,463
Cash and cash equivalents at end of period	$240,878	$589,882

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
SEGMENT DATA	2022	2021	2022	2021
Net sales:
Systems & Support	$286,969	$301,823	$1,030,444	$1,060,001
Aerospace Structures	99,684	165,306	429,547	814,371
Elimination of inter-segment sales	(2)	(296)	(49)	(4,653)
	$386,651	$466,833	$1,459,942	$1,869,719
Operating income (loss):
Systems & Support	$49,237	$39,484	$163,450	$113,517
Aerospace Structures	2,666	(13,515)	13,982	(267,702)
Corporate	(10,988)	(68,566)	(63,373)	(159,265)
Share-based compensation expense	(2,118)	(3,615)	(9,782)	(12,701)
	$38,797	$(46,212)	$104,277	$(326,151)
Operating margin %
Systems & Support	17.2%	13.1%	15.9%	10.7%
Aerospace Structures	2.7%	(8.2%)	3.3%	(32.9%)
Consolidated	10.0%	(9.9%)	7.1%	(17.4%)

Depreciation and amortization^:
Systems & Support	$7,699	$8,719	$32,464	$33,549
Aerospace Structures	3,556	10,989	16,234	308,708
Corporate	653	807	3,245	3,459
	$11,908	$20,515	$51,943	$345,716
Amortization of acquired contract liabilities:
Systems & Support	$(2,226)	$(3,493)	$(5,859)	$(15,062)
Aerospace Structures	—	(54)	(12)	(23,502)
	$(2,226)	$(3,547)	$(5,871)	$(38,564)

^ includes impairment of long-lived assets

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, loss on divestitures, share-based compensation expense, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 25 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, share-based compensation and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income (inclusive of certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Year Ended
	March 31,		March 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2022	2021	2022	2021
Net loss	$(10,575)	$(73,519)	$(42,758)	$(450,910)
Add-back:
Income tax expense	817	498	4,923	2,881
Interest expense and other, net	30,801	39,053	135,861	171,397
Debt extinguishment loss	—	—	11,624	—
Pension charges	31,959	—	52,005	—
(Gain) loss on sales of assets and businesses, net	(4,335)	58,682	9,294	104,702
Impairment of rotable inventory	—	—	—	23,689
Amortization of acquired contract liabilities	(2,226)	(3,547)	(5,871)	(38,564)
Depreciation and amortization ^	11,908	20,515	51,943	345,716
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$58,349	$41,682	$217,021	$158,911
Non-service defined benefit income (excluding settlements)	(14,205)	(12,244)	(57,378)	(49,519)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	44,144	29,438	159,643	109,392
Share-based compensation	2,118	3,615	9,782	12,701
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,262	$33,053	$169,425	$122,093
Net sales	$386,651	$466,833	$1,459,942	$1,869,719
Net loss margin	(2.7%)	(15.7%)	(2.9%)	(24.1%)
Adjusted EBITDAP margin, as historically presented	11.5%	6.4%	11.0%	6.0%
Adjusted EBITDAP margin	12.0%	7.1%	11.7%	6.7%
^ includes long-lived asset impairment charges

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(10,575)
Add-back:
Non-service defined benefit expense	17,754
Income tax expense	817
Interest expense and other, net	30,801
Operating income (loss)	$38,797	$49,237	$2,666	$(13,106)
Gain on sales of assets & businesses, net	(4,335)	—	—	(4,335)
Amortization of acquired contract liabilities	(2,226)	(2,226)	—	—
Depreciation and amortization	11,908	7,699	3,556	653
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	$44,144	$54,710	$6,222	$(16,788)
Share-based compensation	2,118	$—	$—	$2,118
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,262	$54,710	$6,222	$(14,670)
Net sales	$386,651	$286,969	$99,684	$(2)
Adjusted EBITDAP margin, as historically presented	11.5%	19.2%	6.2%	n/a
Adjusted EBITDAP margin	12.0%	19.2%	6.2%	n/a

	Year Ended March 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(42,758)
Add-back:
Non-service defined benefit income	(5,373)
Income tax expense	4,923
Debt extinguishment loss	11,624
Interest expense and other, net	135,861
Operating income (loss)	$104,277	$163,450	$13,982	$(73,155)
Loss on sales of assets & businesses, net	9,294	—	—	9,294
Amortization of acquired contract liabilities	(5,871)	(5,859)	(12)	—
Depreciation and amortization	51,943	32,464	16,234	3,245
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	$159,643	$190,055	$30,204	$(60,616)
Share-based compensation	9,782	$—	$—	$9,782
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$169,425	$190,055	$30,204	$(50,834)
Net sales	$1,459,942	$1,030,444	$429,547	$(49)
Adjusted EBITDAP margin, as historically presented	11.0%	18.5%	7.0%	n/a
Adjusted EBITDAP margin	11.7%	18.5%	7.0%	n/a

* Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(73,519)
Add-back:
Non-service defined benefit income	(12,244)
Income tax expense	498
Interest expense and other, net	39,053
Operating income (loss)	$(46,212)	$39,484	$(13,515)	$(72,181)
Loss on sales of assets & businesses, net	58,682	—	—	58,682
Amortization of acquired contract liabilities	(3,547)	(3,493)	(54)	—
Depreciation and amortization	20,515	8,719	10,989	807
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	$29,438	$44,710	$(2,580)	$(12,692)
Share-based compensation	3,615	$—	$—	$3,615
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$33,053	$44,710	$(2,580)	$(9,077)
Net sales	$466,833	$301,823	$165,306	$(296)
Adjusted EBITDAP margin, as historically presented	6.4%	15.0%	(1.6%)	n/a
Adjusted EBITDAP margin	7.1%	15.0%	(1.6%)	n/a

	Year Ended March 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(450,910)
Add-back:
Non-service defined benefit income	(49,519)
Income tax expense	2,881
Interest expense and other, net	171,397
Operating income (loss)	$(326,151)	$113,517	$(267,702)	$(171,966)
Loss on sales of assets & businesses, net	104,702	—	—	104,702
Amortization of acquired contract liabilities	(38,564)	(15,062)	(23,502)	—
Impairment of rotable inventory	23,689	23,689	—	—
Depreciation and amortization ^	345,716	33,549	308,708	3,459
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP"), as historically presented	$109,392	$155,693	$17,504	$(63,805)
Share-based compensation	12,701	—	—	12,701
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$122,093	$155,693	$17,504	$(51,104)
Net sales	$1,869,719	$1,060,001	$814,371	$(4,653)
Adjusted EBITDAP margin, as historically presented	6.0%	14.9%	2.2%	n/a
Adjusted EBITDAP margin	6.7%	14.9%	2.2%	n/a
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(9,758)	$(10,575)	$(0.16)
Adjustments:
Gain on sale of assets and businesses, net	(4,335)	(4,335)	(0.07)
Restructuring costs (cash based)	6,264	6,264	0.10
Restructuring costs (non-cash - accelerated depreciation)	2,308	2,308	0.04
Pension charges	31,959	31,959	0.49
Adjusted income from continuing operations - non-GAAP*	$26,438	$25,621	$0.39
* Differences due to rounding

	Year Ended March 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(37,835)	$(42,758)	$(0.66)
Adjustments:
Loss on sale of assets and businesses, net	9,294	9,294	0.14
Restructuring costs (cash based)	19,295	19,295	0.30
Restructuring costs (non-cash - long-lived asset impairment)	2,308	2,308	0.04
Pension charges	52,005	52,005	0.80
Debt extinguishment loss	11,624	11,624	0.18
Adjusted income from continuing operations - non-GAAP*	$56,691	$51,768	$0.79
* Differences due to rounding

	Three Months Ended March 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(73,021)	$(73,519)	$(1.27)
Adjustments:
Loss on sale of assets and businesses, net	58,682	58,682	1.00
Restructuring costs	20,477	20,477	0.35
Adjusted income from continuing operations - non-GAAP*	$6,138	$5,640	0.10
* Differences due to rounding

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Year Ended March 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(448,029)	$(450,910)	$(8.55)
Adjustments:
Loss on sale of assets and businesses, net	104,702	104,702	1.99
Impairment of long-lived assets	252,382	252,382	4.79
Impairment of rotable assets	23,689	23,689	0.45
Restructuring costs	53,224	53,224	1.01
Refinancing costs	15,305	15,305	0.29
Adjusted income from continuing operations - non-GAAP*	$1,273	$(1,608)	$(0.03)
* Differences due to rounding

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Operating income (loss) - GAAP	$38,797	$(46,212)	$104,277	$(326,151)
Adjustments:
(Gain) loss on sale of assets and businesses, net	(4,335)	58,682	9,294	104,702
Impairment of long-lived assets	2,308	—	2,308	252,382
Impairment of rotable inventory	—	—	—	23,689
Restructuring costs (cash and non-cash)	6,264	20,477	19,295	53,224
Adjusted operating income - non-GAAP	$43,034	$32,947	$135,174	$107,846

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Cash provided by (used in) operating activities	$32,965	$22,752	$(137,016)	$(173,119)
Less:
Capital expenditures	(3,843)	(6,190)	(19,660)	(25,178)
Free cash flow (use)	$29,122	$16,562	$(156,676)	$(198,297)

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Fiscal 2023 outlook includes cash used in operations, core cash from operations and core free cash flow. We use core cash from operations and core free cash flow to measure performance of our continuing operations. The following table reconciles cash used in operations to core cash flow from operations and core free cash flow.

	Fiscal Year 2023 Cash Flow Guidance Range
	($ in millions)
Cash used in operations	$(40.0)	-	$(30.0)
Less:
Non-core cash use^	$(70.0)	-	$(75.0)
Core cash provided by operations	$30.0	-	$45.0
Less:
Capital expenditures	$(30.0)	-	$(30.0)
Core free cash flow	$—	-	$15.0

Excludes:
Liquidation of customer advances	~$104.0

^ Non-core cash use estimate includes remaining cash related to the exit or sale of legacy structures facilities and programs.